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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    /X/  Soliciting Material Pursuant to Section 240.14a-12

                                 EBIX.COM, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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/X/  No fee required.

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     and 0-11.

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BRIT INSURANCE HOLDINGS PLC AND EBIX.COM CONSUMMATE FIRST CLOSING

ATLANTA April 27, 2001 (BUSINESS WIRE) -- ebix.com Inc. (NASDAQ: EBIX - news) announced today that it has consummated the first closing contemplated by its agreement with BRiT Insurance Holdings PLC (LSE: BRIT). Pursuant to the Agreement ebix issued 2,240,000 shares of its common stock to BRiT for $2,800,000. As a result of the first closing, BRiT has acquired approximately a 16.4% equity ownership interest in ebix, becoming its largest stockholder.

The terms of the Agreement contemplate a second closing at which BRiT will purchase an additional 4,704,000 shares of ebix common stock (increasing its ownership to approximately 38%) in return for:

     A cash consideration of $4.2 million; and

     BRiT transferring to ebix approximately half of its holding of common stock in Insurance Broadcast Systems Inc. ("IBS"), representing 28% of IBS's issued share capital.

The second closing remains subject to conditions typical in such transactions as well as ebix stockholder approval of the transaction and of a charter amendment authorizing additional shares, execution of the BRiT e-commerce strategy agreement and continued NASDAQ SmallCap listing of ebix common stock. Stockholder approval will be sought at the Company's annual meeting scheduled for May 30. A NASDAQ hearing on May 24 will rule on the Company's appeal for continued listing in response to NASDAQ staff determinations that the Company fails to comply with NASDAQ Marketplace Rules 4310(c)(4) and 4310(c)(2)(B) requiring for continued listing that a company maintain a minimum bid price of $1 and satisfy any one of NASDAQ's minimum net tangible assets, market capitalization or earnings standards. The parties expect the second closing to occur in June, but there can be no assurance as to such closing on the outcome of this Company's NASDAQ appeal. BRiT is entitled to have ebix register its ebix stock for sale. BRiT has agreed not to acquire 49% or more of ebix common stock without the approval of the ebix Board of Directors. Additionally, BRiT has the right to designate two members of the Company's Board of Directors following the second closing.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS UNDER THE SECURITIES LITIGATION REFORM ACT OF 1995 - This press release contains various forward-looking statements and information that are based on ebix management's beliefs as well as assumptions made by and information currently available to management, including statements regarding future economic performance and financial condition, liquidity and capital resources, acceptance of ebix's products by the market and management's plans and objectives. Such statements are subject to various risks and uncertainties which could cause actual results to vary materially from those stated. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated expected or projected. Such risks and uncertainties include ebix's ability to obtain stockholder approvals needed to fully consummate the BRiT agreements and satisfy other conditions to such agreements, the extent to which the contemplated business initiatives are undertaken and are successful, the ability of ebix to overcome its recent history of operating losses and declining revenues, the availability and amount of future sources of capital and the terms thereof, the extent to which the ebix.com website can be successfully developed and marketed, the possible effects of the Securities and Exchange Commission's investigation of ebix's financial reporting, the risks associated with future acquisitions, the willingness of independent insurance agencies to outsource their computer and other processing needs to third parties, ebix's ability to continue to

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develop new products to effectively address market needs in an industry characterized by rapid technological change, ebix's dependence on the insurance industry (and in particular independent agents), the highly competitive and rapidly changing automation systems market, ebix's ability to effectively protect its applications software and other proprietary information, ebix's ability to attract and retain quality management, and software, technical sales and other personnel, the risks of disruption of ebix's internet connections or internal service problems, the possibly adverse effects of substantial increase in volume of traffic on ebix's website, mainframe and other servers, possible security breaches on the ebix website and the possible effects of insurance regulation on ebix's business. Certain of these as well as other risks and uncertainties are described in more detail in ebix's periodic filings pursuant to the Securities Exchange Act of 1934. ebix undertakes no obligation to update any such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events or developments.

About BRiT Insurance Holdings PLC

BRiT Insurance Holdings, Plc (BRiT) is a specialist insurance and reinsurance group with net asset value in excess of (pound)240m. The group has a significant presence in both the Lloyds & the UK insurance market, together with distribution businesses in the UK personal lines & small commercial market. For more details on the group, please visit the web site at www.britholdings.com

About Insurance Broadcast Systems, Inc.

Insurance Broadcast Systems, Inc. (IBS) is a broadcaster of streaming video to the insurance and financial services industry. The company specializes in email video messaging, continuing education, training, topical programs and live webcasts. IBS's unique streaming videos are powerful tools that assist agents, brokers and financial planners in the selling of insurance and financial products and services.

About ebix.com:

ebix.com, an HP Enabled E-Service which ebix.com Inc. launched on September 8, 1999, is the only site on the Web to meet the insurance needs of both the consumer and the insurance professional. ebix.com includes a virtual marketplace, ebix.mall, where consumers can define their policy coverages and seek competitive quotes from a number of carriers or agents/brokers in a timeframe defined by the consumer. This allows consumers to compare prices in a non-threatening environment and buy insurance online if they so desire.

ebix.com offers consumers access to over 1,000 agents representing nearly 2,000 different carriers, as well as 30 carriers quoting direct. ebix.com also incorporates powerful and secure business tools for agents/brokers, including the workflow and management engine ebix.link. ebix.link is currently being piloted by a number of leading carriers and agents in the United States, drawing from ebix.com Inc.'s strong business relationships with six of the ten largest insurance agencies in the world and over 3,000 agencies in the United States. This workflow engine, launched in January, can save insurance professionals up to 70 percent in time, energy and costs associated with processing day-to-day transactions.


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About ebix.com Inc.:

Founded in 1976, ebix.com Inc. - formerly known as Delphi Information Systems, Inc. (NASDAQ: EBIX - news) - is a leading international supplier of software and Internet solutions to the property & casualty insurance industry. The recent name change to ebix.com Inc. aligns the identity of the company with its strategic focus of using the Internet to enhance the way insurance business is transacted, through solutions that encompass both e-commerce and web-enabled agency management systems. An independent provider, ebix.com Inc. employs insurance and technology professionals who provide products, support and consultancy to over 3,000 customers on six continents.

For more information on ebix.com Inc. products and services, call 678-281-2020 or visit the ebix.com Inc. web site at www.ebix.com.

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Contact:

     ebix.com:
Robin Raina
President & CEO
(678) 281-2031
rraina@ebix.com


This press release might be deemed to be a solicitation in connection with the Company's annual meeting scheduled for May 30, 2001. The participants in such solicitation are the members of the Board of Directors of ebix.com, Inc. and information on their interests, including their stock holdings, and other important information can be obtained by reading the Company's preliminary proxy statement filed on April 16, 2001, available for free from the EDGAR archive at the Securities and Exchange Commission (SEC) website (www.sec.gov). The Company's Form 10-K for the 2000 fiscal year is available and, after it is filed with the SEC, the definitive proxy statement will be available, for free, from the EDGAR archive.


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